UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 15, 2008

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

                       Delaware                                                                         1-9273                                                           75-1285071
                      (State or Other Jurisdiction                                                           (Commission                                                  (IRS Employer
                               of Incorporation)                                                           File Number)                                                Identification No.)

                                                             4845 US Highway 271 N.
                                                                Pittsburg, Texas                                                                            75686-0093
                                                              (Address of Principal Executive Offices)                                                     (ZIP Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 15, 2008, Pilgrim's Pride Corporation (the "Company") entered into a ground lease agreement (the "Lease Agreement") with Pat Pilgrim, the son of Lonnie "Bo" Pilgrim, the Company's Senior Chairman and largest stockholder.  The Lease Agreement, which is effective as of February 1, 2008, was pre-approved by the Audit Committee of the Board of Directors of the Company.  Under the Lease Agreement, Pat Pilgrim will lease 1,731 acres of land from the Company for annual lease payments totaling $27,696. The Lease Agreement, which is for a one year term, renews for an additional year at the end of each term, but the agreement can be terminated by either party without cause. Management believes the terms of the Lease Agreement are substantially similar to those obtainable from unaffiliated parties.

The foregoing summary is qualified in its entirety by the terms and conditions of the Lease Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
Number                      Description

10.1	Ground Lease Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:  February 20, 2008                                                                      By: /s/ Richard A. Cogdill
Richard A. Cogdill
Chief Financial Officer, Secretary and Treasurer

Exhibit Index
Exhibit
Number                      Description

10.1	Ground Lease Agreement